UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555, ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.  Regulation FD Disclosure

On February 27, 2008, Network Equipment Technologies, Inc. (the “Company”) issued a press release announcing the adoption of a stock buy-back program. A copy of the press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this report, and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934.

In addition, the Company has, in line with previously stated expectations, received a significant equipment order from US NAVY SPAWAR Systems Center.  The order, for the Company’s Promina and VX Series equipment, is part of a military upgrade program that was included in the Company’s revenue forecast for the current quarter, which is the Company’s fiscal fourth quarter.  The Company expects to ship these products during the fourth quarter.

Forward-Looking Statements
The foregoing disclosure contains forward-looking statements, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, relating to our results of operations. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include effective completion of the transition of contract manufacturing, the timing of orders and satisfaction of conditions to recognize revenue, and the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and most recent subsequent Quarterly Report on Form 10-Q, including particularly those entitled “We are dependent on revenue from the Promina product line,” and “A significant portion of our revenue is generated from sales to governmental agencies.” Network Equipment Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.
99.1	Press release dated February 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

Network Equipment Technologies, Inc.
By:	/s/ JOHN F. MCGRATH, JR.
Name:	John F. McGrath, Jr.
Title:	Vice President and Chief Financial Officer